Exhibit 4.7

FORM OF 2024 UNIT SUBSCRIPTION AGREEMENT

(Common Stock and Series A Warrants)

THE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER JURISDICTION. THERE ARE FURTHER RESTRICTIONS ON THE TRANSFERABILITY OF THE SECURITIES DESCRIBED HEREIN. THIS OFFERING IS RESTRICTED TO ACCREDITED INVESTORS WITHIN THE MEANING OF RULE 501(a) UNDER THE SECURITIES ACT OF 1933, AS AMENDED

THE PURCHASE OF THE SECURITIES INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN BEAR THE RISK OF THE LOSS OF THEIR ENTIRE INVESTMENT

American Battery Technology Company

100 Washington St., Suite 100

Reno, NV 89503

Attn: Ryan Melsert, Chief Executive Officer

Dear Sir or Madam:

The undersigned (the “Subscriber”) hereby represents, warrants and agrees with American Battery Technology Company (the “Company”) as follows:

1.	Subscription.

Subject to the terms and conditions hereof, the Subscriber hereby irrevocably subscribes to purchase [ ] Units of the Offering, each consisting of 19,531 shares of Common Stock (the “Shares”) of the Company and 39,062 Series A Warrants to Purchase Common Stock (“Series A Warrants” as further described herein) of the Company (the “Warrants”) (the Shares and Warrants are collectively referred to herein as the “Units”), at the price of U.S. $25,000 per Unit, for an aggregate purchase price of U.S. $ ___________. The Subscriber understands that the sale of the Units is being made without registration under the Securities Act of 1933, as amended (the “Securities Act”) or any state law in reliance upon an exemption therefrom. The Subscriber acknowledges that the Units will be subject to restrictions on transfer pursuant to applicable law and the terms set forth in this subscription agreement (the “Agreement”). Based on the $25,000 per Unit price, each share of Common Stock is valued at $1.28 (not including the Warrants). All amounts for payments of the Units shall be wired to the Company’s bank account as set forth in Exhibit A attached hereto.

Summary: Number of Units_________* $25,000 = $___________ Dollars Invested

2.	Acceptance of Subscription and Issuance of Units.

It is understood and agreed that, upon execution and delivery by the Company of this Subscription Agreement, the Company has, in reliance upon the representations and warranties of the Subscriber and against payment for the Units, accepted this subscription. Notwithstanding anything in this Agreement to the contrary, there shall be no obligation to issue any Units if such issuance would constitute a violation of the Securities Act or any state law.

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3.	Representations, Warranties and Covenants of the Subscriber.

The Subscriber hereby represents and warrants as follows:

(a) Restricted Securities. The Subscriber acknowledges that the Company is issuing and selling the Units in reliance upon an applicable exemption from the registration requirements of the Securities Act and is relying in part upon these representations of the Subscriber set forth herein and in the Subscriber Questionnaire set forth in Exhibit B attached hereto. The Subscriber agrees that the Units may only be transferred (i) if registered pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an exemption from such registration requirements. The Subscriber understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow the Subscriber to transfer all or any portion of the Units under the circumstances, in the amounts or at the times the Subscriber might propose.

(b) Subscriber Bears Economic Risk. The Subscriber is experienced in evaluating and making investments of the type contemplated by this Agreement and is financially able to bear the risks of the investment. The Subscriber understands and acknowledges that it could lose their entire investment.

(c) Acquisition for Own Account. The Subscriber is acquiring the Units for its own account for investment purposes only, not as nominee or agent, and not with a view towards selling, granting any participation in or otherwise distributing same; except with respect to transferring to employees, affiliates or family members of Subscriber.

(c) Subscriber Can Protect Its Interest. The Subscriber represents that by reason of its, or of its management’s, business or financial experience, the Subscriber has the capacity to protect its own interests in connection with the transactions contemplated herein. Further, the Subscriber is aware of no publication of any advertisement or form of general solicitation utilized by the Company in connection with the transactions contemplated in this Agreement.

(d) Company Information. The Subscriber has reviewed the financial statements and other information, including all Rick Factors, set forth in the Company’s filings located on the Securities and Exchange Commission’s (“SEC”) EDGAR website1 and the Company’s website2 and has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. The Subscriber has also had the opportunity to ask questions of, and receive answers from, the Company and its management regarding this investment.

(f) Warrants. The Series A Warrants have an exercise price of $1.03 per share subject to adjustment as set forth in the Series A Warrants, are immediately exercisable upon issuance and will have an expiration date of July 23, 2029. Subscriber has reviewed the form of the Series A Warrant set forth as Exhibit C, and has had the opportunity to ask questions from the management of the Company regarding the Warrants.

(e) Reserved.

1 https://www.sec.gov/edgar/searchedgar/companysearch.html

2 https://batterymetals.com

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4.	Waiver, Amendment; Binding Effect.

Neither this Agreement nor any provisions hereof shall be modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, change, discharge or termination is sought. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and assigns.

5.	Assignability.

Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Company or the Subscriber without the prior written consent of the other.

6.	Applicable Law; Jurisdiction and Venue.

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without regard to the conflict of laws provisions thereof. Subscriber agrees that the sole forum for resolving disputes arising out of or relating to this Agreement are the federal and state courts located in Reno, Nevada and the parties hereby irrevocably consent to the jurisdiction of such courts and agree to said venue.

7.	Counterparts.

This Agreement may be executed in any number of counterparts and by facsimile, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

8.	Survival.

All representations, warranties and covenants contained in this Agreement shall survive the acceptance of the subscription by the Company and the delivery of the Units.

(Signature page immediately follows)

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Date: ____________________________________________________________

Number of Units Subscribed For: ____________________________

Purchase Price per Unit: $25,000

(Minimum purchase is one Unit unless waived by the Company)

Aggregate Purchase Price: $___________________________________________

Subscriber’s name and address

Signature of Subscriber	Subscriber Taxpayer I.D. Number

As (check one):
Individual
Tenants in Common
Existing Partnership
Joint Tenants
Corporation
Trust
Minor with Adult Custodian,
under UGMA

Co-Subscriber’s name and address
(if applicable)

Signature of Co-Subscriber (if applicable)	Taxpayer I.D. Number of Co-
Subscriber (if applicable)

Accepted:

American Battery Technology Company

By:	Date:
Title:

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Exhibit A

Wiring Instructions

BANK CONTACT INFORMATION

JP MORGAN CHASE

PO BOX 182051

Columbus, OH 43218 – 2051

Contact: Lori Tenney

Phone: (801) 682-5743

ACH / WIRE INFORMATION

Checking Account: 865587221

ACHRouting (ABA) Number: 124001545

WireTransfers

Routing and Transit Number: 021000021

SWIFT Code: CHASUS33

City and State: New York, New York

Remittance Address

AMERICAN BATTERY TECHNOLOGY COMPANY

100 Washington Street, Suite 100

Reno, NV 89503

Office Phone: (775) 473-4744

Accounting & Finance Department

Phone: (775) 299-2783

Email: ap@abtc.earth

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Exhibit B

Investor Questionnaire

To: American Battery Technology Company

American Battery Technology Company, a Nevada corporation (the “Company”), is offering (the “Offering”), pursuant to an accompanying Subscription Agreement (the “Subscription Agreement) Shares and Warrants (as defined therein).

I.	The undersigned subscriber (the “Subscriber”) represents and warrants that he, she or it comes within one category marked below and that for any category marked, he, she or it has truthfully set forth, where applicable, the factual basis or reason the Subscriber comes within that category. ALL INFORMATION IN RESPONSE TO THIS SECTION WILL BE KEPT STRICTLY CONFIDENTIAL EXCEPT AS NECESSARY FOR THE COMPANY TO COMPLY WITH LAW AND/OR ANY RULES PROMULGATED BY ANY REGULATORY AGENCY. The undersigned shall furnish any additional information which the Company deems necessary in order to verify the answers set forth below.

CATEGORY A________	The undersigned is an individual (not a partnership, corporation, etc.) whose individual net worth, or joint net worth with his or her spouse, presently exceeds $1,000,000 (excluding the value of Subscriber’s principal residence).

CATEGORY B________	The undersigned is an individual (not a partnership, corporation, etc.) who had an individual income in excess of $200,000 in each of the two most recent years, or joint income with his or her spouse in excess of $300,000 in each of those years.

CATEGORY C________	The undersigned is a director or executive officer of the Company, which is issuing and selling the Shares.

CATEGORY D________	The undersigned is a trust with total assets in excess of $5,000,000, not formed for the specific purpose of acquiring the Securities, where the purchase is directed by a “sophisticated person” as defined in Regulation 506(b)(2)(ii) under the Securities Act of 1933.

CATEGORY E________	The undersigned is an entity (other than a trust) all the equity owners of which are “accredited investors” within one or more of the above categories. If relying upon this category alone, each equity owner must complete a separate copy of this Questionnaire.

_____________________________________________________

_____________________________________________________
(describe entity)

II. SUITABILITY (Please answer each question)

(a)	please state whether you have you participated in other private placements before:

YES ____________ NO___________

INVESTOR QUESTIONNAIRE – PAGE 6

(b) If your answer to question (d) above was “YES”, please indicate frequency of such prior participation in private placements of:

	Public	Private
	Companies	Companies
Frequently	____________	____________
Occasionally	____________	____________
Never	____________	____________

(c) Do you have any other investments or contingent liabilities which you reasonably anticipate could cause you to need sudden cash requirements in excess of cash readily available to you?

YES ____________ NO____________

(d) Are you familiar with the risk aspects and the non-liquidity of investments such as the Securities for which you seek to subscribe?

YES ____________ NO____________

(e) Do you understand that there is no guarantee of financial return on this investment and that you run the risk of losing your entire investment?

YES ____________ NO____________

III. FINRA AFFILIATION.

Are you affiliated or associated with a FINRA member firm (please check one)?

YES ____________ NO____________ If yes, please explain: __________________________

IV. DISQUALIFICATION EVENTS.

(a)	Certain Criminal Convictions.

Have you been convicted, within the past ten (10) years (or five (5) years, in the case of the Company, its predecessors and affiliated issuers), of any felony or misdemeanor involving:

▪	in connection with the purchase or sale of any security;

INVESTOR QUESTIONNAIRE – PAGE 7

▪	involving the making of any false filing with the U.S. Securities and Exchange Commission (the “SEC”); or

▪	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment advisor or paid solicitor of purchasers of securities?

YES ____________ NO____________ If yes, please explain: __________________________

(b)	Certain Court Injunctions and Restraining Orders.

Are you subject to any order, judgment or decree of any court of competent jurisdiction that was entered within the past five (5) years and currently restrains or enjoins you from engaging in any conduct or practice:

▪	in connection with the purchase or sale of any security;

▪	involving the making of any false filing with the SEC; or

▪	arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser or paid solicitor of purchasers of securities?

YES ____________ NO____________ If yes, please explain: __________________________

(c)	Final Orders of Certain State and Federal Regulators.

Are you subject to a Final Order3 (as defined below) of state regulators of securities, insurance, banking, savings associations or credit unions; federal banking agencies; the Commodity Futures Trading Commission; the National Credit Union Administration?

YES ____________ NO____________ If yes, please explain: __________________________

(d)	SEC Disciplinary Orders or Cease-and-Desist Orders.

Have you been the subject to any disciplinary order of the SEC or an order that orders you to cease and desist from committing or causing a future violation of any of the federal securities laws?

YES ____________ NO____________ If yes, please explain: __________________________

V. REPRESENTATIONS.

(a) The undersigned is informed of the significance to the Company of the foregoing representations and answers contained in this Questionnaire contained herein and such answers have been provided under the assumption that the Company will rely on them.

(b) In furnishing the above information, the undersigned acknowledges that the Company will be relying thereon in determining, among other things, whether there are reasonable grounds to believe that the undersigned qualifies as a Purchaser under Section 4(2) and/or Regulation D of the Securities Act of 1933 and applicable state securities laws for the purposes of the proposed investment.

(c) The undersigned understands and agrees that the Company may request further information of the undersigned in verification or amplification of the undersigned’s knowledge of business affairs, the undersigned’s assets and the undersigned’s ability to bear the economic risk involved in an investment in the securities of the Company.

(d) The undersigned represents to you that (a) the information contained herein is complete and accurate on the date hereof and may be relied upon by you, (b) the undersigned will notify you immediately of any change in any such information occurring prior to the acceptance of the subscription and will promptly send you written confirmation of such change. The undersigned hereby certifies that he, she or it has read and understands the Subscription Agreement related hereto and (c) the undersigned acknowledges that you may be required to publicly disclose the information provided in this Questionnaire and that he, she or it consents to such public disclosure.

(e) Subscriber (and any beneficial owners of Subscriber), are currently (a) in compliance with the regulations of the Office of Foreign Assets Control (“OFAC”) of the U.S. Department of

3 The term “ Final Order “ means a written directive or declaratory statement issued by a federal or state agency described in Rule 506(d)(1)(iii) under the Securities Act of 1933 under applicable statutory authority that provides for notice and an opportunity for a hearing, which constitutes a final disposition or action by that federal or state agency Treasury and any statute, executive order, or regulation relating thereto, (b) not listed on be listed on, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by OFAC or other governmental authority pursuant to any authorizing statute, executive order, or regulation, and (c) not a person or entity with whom a U.S. person is prohibited from conducting business under the OFAC Rules.

(Signature page immediately follows).

INVESTOR QUESTIONNAIRE – PAGE 8

INVESTOR QUESTIONNAIRE EXECUTION PAGE

Signature	Signature (if purchasing jointly)

Name Typed or Printed	Name Typed or Printed

Entity Name	Entity Name

Address	Address

City, State and Country	City, State and Country

INVESTOR QUESTIONNAIRE – PAGE 9

Exhibit C

Form of Series A Warrant

(Attached)